U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2017, iBio, Inc., a Delaware corporation (the “Company”), closed its previously announced public offering of 22,500,000 shares of its common stock at a public offering price of $0.20 per share.

The shares of common stock were issued pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into between the Company and Aegis Capital Corp. (the “Underwriter”), which was restated prior to the closing of the offering to reflect certain applicable restrictions under FINRA’s Corporate Financing Rule 5110 and other non-material amendments. The restated Underwriting Agreement is filed as an exhibit to this report, and the description of the terms of the restated Underwriting Agreement in this report is qualified in its entirety by reference to such exhibit.

The common stock was offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-200410) filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2014, and declared effective by the SEC on December 2, 2014, a preliminary prospectus supplement filed with the SEC on November 28, 2017, and a final prospectus supplement filed with the SEC on November 30, 2017, in connection with the Company’s shelf takedown relating to the offering.

The Company paid the Underwriter a discount of 7% to the public offering price with respect to shares purchased in the offering by investors who did not have a pre-existing relationship with the Company prior to the offering (the “New Investors”), and a discount of 3.5% to the public offering price with respect to shares purchased in the offering by investors who did have a pre-existing relationship with the Company. In addition to the underwriting discounts, the Company issued to the Underwriter 110,000 shares of its common stock, equal to 2% of the aggregate shares of common stock sold in the offering to the New Investors.

The net proceeds to the Company from the sale of the shares of common stock were approximately $4.2 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the Underwriter of the 45-day option which the Company has granted the Underwriter under the terms of the Underwriting Agreement to purchase up to an additional 3,375,000 shares of common stock to cover over-allotments, if any.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Underwriting Agreement, dated November 30, 2017, by and between iBio, Inc. and Aegis Capital Corp.*
99.1	Press Release, dated November 30, 2017, issued by iBio, Inc.*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: November 30, 2017	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO